UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): January 22, 2021

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DOFSQ	*

*	The registrant’s Common Stock began trading on the OTC Pink Open Market on April 28, 2020 under the symbol “DOFSQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, on April 26, 2020, Diamond Offshore Drilling, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) commenced voluntary cases (collectively, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Diamond Offshore Drilling, Inc., et al., Case No. 20-32307 (DRJ).

On January 22, 2021, the Debtors entered into a Plan Support Agreement (the “Plan Support Agreement”) among the Debtors, certain holders of the Company’s 5.70% Senior Notes due 2039, 3.45% Senior Notes due 2023, 4.875% Senior Notes due 2043 and 7.875% Senior Notes due 2025 (collectively, the “Senior Notes”) party thereto (collectively, the “Consenting Noteholders”) and certain holders of claims (collectively, the “RCF Claims”) under the Company’s Revolving Credit Agreement (collectively, the “Consenting RCF Lenders” and, together with the Consenting Noteholders, the “Consenting Stakeholders”). Concurrently therewith, the Debtors entered into the Backstop Agreement (as defined in the Plan Support Agreement) with certain holders of Senior Notes and also entered into the Commitment Letter (as defined below) with certain holders of RCF Claims.

The Plan Support Agreement requires the Consenting Stakeholders to support the proposed financial restructuring (the “Restructuring”) of the Debtors consistent with the terms and conditions set forth in the chapter 11 plan of reorganization (the “Plan”) attached as an exhibit to the Plan Support Agreement, the Backstop Agreement attached as an exhibit to the Plan Support Agreement, and the commitment letter for the Exit Revolving Credit Facility (as defined below) (the “Commitment Letter”) attached as an exhibit to the Plan Support Agreement, in each case, subject to and on the terms and conditions set forth in the Plan Support Agreement and the exhibits attached thereto. The Debtors have agreed to seek approval of the Plan and complete their restructuring efforts subject to the terms, conditions, and milestones contained in the Plan Support Agreement and otherwise comply with the terms and requirements set forth in the Plan Support Agreement. The Plan Support Agreement also provides for termination by the parties upon the occurrence of certain events.

The Plan Support Agreement and the Plan contemplate a comprehensive deleveraging and restructuring of the Company’s balance sheet. Specifically, material terms of the Restructuring embodied by the Plan and the Plan Support Agreement include, among other things:

•

Upon the Debtors’ emergence from the Chapter 11 Cases, the reorganized Company will enter into new exit financing facilities consisting of (a) a $300 million to $400 million aggregate principal amount first lien, first out exit revolving credit facility (the “Exit Revolving Credit Facility”), (b) a $100 million to $200 million aggregate principal amount first lien, last out exit term loan facility (the “Exit Term Loan Facility”), and (c) $110 million aggregate principal amount in first lien, last out exit notes (the “Exit Notes”) plus any Exit Notes issued on account of the Commitment Premium (as defined in the Backstop Agreement). The Exit Revolving Credit Facility will be fully committed, with up to $100 million drawn as of the Effective Date (as defined in the Plan). $75 million of the Exit Notes will be issued and outstanding as of the Effective Date, excluding any Exit Notes issued on account of the Commitment Premium (as defined in the Backstop Agreement), while $35 million of the Exit Notes will remain fully committed but undrawn as of the Effective Date and will be available through a delayed draw mechanic pursuant to the terms of the Exit Notes (the “Delayed Draw Exit Notes”). The reorganized Company will pay a ticking fee of 3% per annum on the aggregate principal amount of any undrawn Delayed Draw Exit Notes, which shall be payable in cash semi-annually in arrears commencing on the date that is six months from the Debtors’ emergence from the Chapter 11 Cases until the earlier of (i) the date of the issuance of the Delayed Draw Exit Notes, (ii) the date that is 24 months prior to the scheduled maturity of the Exit Notes, and (iii) the date that the Delayed Draw Subscription Agreement (as defined in the Backstop Agreement) is terminated in accordance with its terms.

•	The Exit Revolving Credit Facility will mature in 2026. Interest on the Revolving Credit Facility will accrue at LIBOR + 425 bps and is payable in cash.

•

The Exit Term Loan Facility will mature in 2027. At the reorganized Company’s option, interest on the Exit Term Loan Facility will accrue at a cash pay rate of LIBOR + 600 bps, a payment in kind (“PIK”) rate of LIBOR + 1000 bps, or a 50/50 combined cash and PIK rate of LIBOR + 800 bps. The Exit Term Loan Facility will rank pari passu with the Exit Notes.

•

The Exit Notes will mature in 2027. At the reorganized Company’s option, interest on the Exit Notes will accrue at a cash pay rate of 9.0%, a PIK rate of 13.0%, or a 50/50 combined cash and PIK rate of 11.0%. The Company may redeem the Exit Notes, in whole or in part, at its option at any time on at least 15 days but not more than 60 days prior written notice at the applicable redemption prices set forth in the relevant indenture, subject to the limitations on the Company’s ability to exercise such redemption contained in the Exit Revolving Credit Facility and Exit Term Loan Facility.

•

In connection with the Exit Revolving Credit Facility, the Debtors have secured commitments from certain holders of RCF Claims pursuant to the Commitment Letter that ensures at least $300 million in aggregate principal amount of the Exit Revolving Credit Facility is fully committed to upon the Debtors’ emergence from the Chapter 11 Cases. As consideration for entering into the Commitment Letter and providing the Commitments (as defined therein), the Debtors will pay to the Commitment Parties (as defined in the Commitment Letter) a commitment fee of approximately $3.5 million payable in kind in the form of additional drawn commitments under the Exit Revolving Credit Facility, which shall increase both the amount of drawn and total commitments thereunder, in exchange for providing such new money commitments.

•

In connection with the Exit Notes, the Debtors have secured commitments from certain holders of the Senior Notes pursuant to the Backstop Agreement that ensures the Exit Notes are fully funded or committed to, as applicable, upon the Debtors’ emergence from the Chapter 11 Cases pursuant to (a) certain private placements (the “Private Placements”) set forth in the Backstop Agreement and (b) two fully backstopped rights offerings (the “Rights Offerings”) pursuant to which eligible holders of Senior Notes will receive subscription rights to purchase or commit to purchase, as applicable, the Exit Notes not sold or committed to pursuant to the Private Placements. As consideration for entering into the Backstop Agreement and providing the commitments set forth therein, the Debtors will pay to the Financing Parties (as defined in the Backstop Agreement) a commitment premium equal to 9.0% of the aggregate amount of commitments provided by the respective Backstop Parties (as defined in the Backstop Agreement) under the Backstop Agreement, payable in kind in the form of additional Exit Notes.

•

As a component of the Restructuring, the Company will conduct the Rights Offerings, whereby eligible holders of Senior Notes will receive the opportunity to subscribe for their pro rata share of up to $68,750,000 of the Exit Notes in accordance with and pursuant to the Plan, subject to the terms and conditions of the Rights Offering Procedures (as defined in the Plan Support Agreement). Upon the Debtors’ emergence from the Chapter 11 Cases, each eligible holder of such subscription rights that participates in the Rights Offerings with respect to the Exit Notes will also receive, in consideration for its participation in the Rights Offerings, its pro rata share of 18.75% of the reorganized Company’s newly issued common equity, subject to dilution by the New Warrants and the MIP Equity Shares (each as defined in the Plan).

•

Upon the Debtors’ emergence from the Chapter 11 Cases, the Company’s existing revolving credit facility will be refinanced by the Exit Revolving Credit Facility and the Exit Term Loan Facility, and holders of RCF Claims will receive either (a) if such holder elects to participate in the Exit Revolving Credit Facility, a combination of its pro rata share of approximately $275 million to $280 million in cash (the “RCF Cash Paydown”), its pro rata share of up to $100 million of funded loans under the Exit Revolving Credit Facility, and, to the extent its claims are not satisfied in full by such cash payment and funded loans under the Exit Revolving Credit Facility, a pro rata share of the funded loans under the Exit Term Loan Facility or (b) if such holder does not elect to participate in the Exit Revolving Credit Facility, a combination of its pro rata share of the funded loans under the Exit Term Loan Facility and/or cash to the extent the RCF Cash Paydown has not been fully allocated to holders of RCF Claims that elect to participate in the Exit Revolving Credit Facility. The exact amount of the RCF Cash Paydown is subject to finalizing the amount of postpetition interest due to holders of RCF Claims on the Effective Date.

•

Upon the Debtors’ emergence from the Chapter 11 Cases, holders of Senior Notes will receive their pro rata share of 70% of the reorganized Company’s newly issued equity, subject to dilution by the MIP Equity Shares and the New Warrants. The remaining 30% of the reorganized Company’s newly issued equity will be issued to holders of Senior Notes purchasing or committing to purchase, as applicable, the Exit Notes pursuant to the Private Placements and the Rights Offerings, subject to dilution by the MIP Equity Shares and the New Warrants.

•

Upon the Debtors’ emergence from the Chapter 11 Cases, the Debtors’ general unsecured creditors (including trade creditors) will be paid in full in the ordinary course of business, have their claims reinstated, or otherwise be unimpaired pursuant to the terms of the Plan.

•

Upon the Debtors’ emergence from the Chapter 11 Cases, the Company’s existing common equity will be cancelled and will be of no further force or effect. Holders of the Company’s existing common equity will receive their pro rata share of the New Warrants, which, in the aggregate, are exercisable into 7% of the reorganized Company’s newly issued common equity, subject to dilution by the MIP Equity Shares. The New Warrants have an exercise period of five years and will include ride-through protection for the duration of their term in the event of a stock-for-stock merger involving the reorganized Company.

The Plan, the Rights Offering Procedures, the Backstop Agreement, and the Commitment Letter remain subject to approval by the Bankruptcy Court. Accordingly, no assurance can be given that the Restructuring described in the Plan Support Agreement and the Plan will be consummated.

On January 22, 2021, the Debtors filed the Plan and a related disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court. On January 23, 2021, the Debtors also filed a motion seeking Bankruptcy Court approval of the Debtors’ Disclosure Statement prepared in connection with soliciting votes to accept the Plan and a separate motion seeking authority to enter into the Backstop Agreement and the Commitment Letter and approval of the procedures to conduct the Rights Offerings. A hearing on such motions is scheduled for February 26, 2021 at 9:30 a.m. (prevailing Central Time) before the Bankruptcy Court.

The foregoing descriptions of the Plan Support Agreement, the Backstop Agreement, and the Commitment Letter do not purport to be complete and are qualified in their entirety by reference to the Plan Support Agreement, including the Backstop Agreement, the Commitment Letter, and the other exhibits thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On June 15, 2020, the Company entered into confidentiality agreements with certain holders of the Company’s senior notes (as amended from time to time, the “Confidentiality Agreements”). In December 2020, the Company entered into additional Confidentiality Agreements with additional members of the Ad Hoc Group (as defined in the Plan Support Agreement). Pursuant to the Confidentiality Agreements, the Company agreed to publicly disclose certain information upon the occurrence of certain events (the “Cleansing Materials”), including an updated business plan prepared by the Company and provided to such holders, which is attached hereto as Exhibit 99.1.

The Cleansing Materials are based solely on information available to the Company as of the date of the Cleansing Materials and were not prepared with a view toward public disclosure. The Cleansing Materials should not be relied on by any party for any reason.

On January 25, 2021, the Company issued a press release announcing that the Debtors had entered into the Plan Support Agreement.

A copy of such press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibits 99.1 and 99.2 to this Current Report on Form 8-K shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 7.01 and Exhibits 99.1 and 99.2 hereto shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit number	Description

10.1*	Plan Support Agreement, dated as of January 22, 2021, by and among the Debtors and the Consenting Stakeholders

99.1	Updated Business Plan of the Company

99.2 104	Press Release dated as of January 25, 2021 Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2021	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Secretary